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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of American Axle & Manufacturing Holdings, Inc.

We consent to the incorporation by reference in Registration Statements Nos. 333-41976 and 333-70466 on Form S-8 and No. 333-83946 on Form S-3 of American Axle & Manufacturing Holdings, Inc. of our reports dated January 23, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of American Axle & Manufacturing Holdings, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP


Detroit, Michigan
March 27, 2002